EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of PLC Systems Inc. (the “Company”) for the period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Mark R. Tauscher, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to his knowledge:

(1)               the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2011	By:	/s/ Mark R. Tauscher
Mark R. Tauscher
President and Chief Executive Officer
(Principal Executive Officer)

In connection with the quarterly report on Form 10-Q of PLC Systems Inc. (the “Company”) for the period ended June 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Karen J. Raus, Principal Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to his knowledge:

(1)               the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2011	By:	/s/ Karen J. Raus
Karen J. Raus
Controller
(Principal Financial Officer)